SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                          Date of Report: May 28, 2004

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                1175 Walt Whitman Road, Melville, New York 11747
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (631) 424-5500

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

Grant Thornton LLP was previously the principal accountants for Synergy Brands, Inc. ("the Registrant"). On May 28, 2004, that firm's appointment as principal accountants was terminated by the Registrant and Holtz Rubenstein LLP was engaged as principal accountants. The decision to change accountants was approved by the Board of Directors and Audit Committee thereof of the Registrant, subject to shareholder approval sought at the Registrant's scheduled Annual Meeting.

In connection with the audits of the two fiscal years ended December 31, 2003, and the subsequent interim period through May 28, 2004, there were no disagreements with Grant Thornton LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Grant Thornton LLP on the consolidated financial statements of the Registrant as of and for the two years ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2003 and the subsequent interim period preceding the termination of Grant Thornton LLP on May 28, 2004, no reportable events occurred in connection with the relationship between Grant Thornton LLP, and the Registrant.

A letter has not yet been received but is expected from Grant Thornton LLP confirming that which is disclosed herein, such letter to be included in an amended Form 8-K Report once received.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  NONE

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  June 2, 2004